INDEPENDENT CONTRACTOR AGREEMENT

This independent contractor engagement agreement ("Agreement") dated the 20th day of April, 2001 by and between Jaime Luis Perez Marquez ("Consultant"), whose address is Universo 800, Col. Jardines del Bosque, Guadalajara, Jal., 44520, Mexico, and Lexington Barron Technologies, Inc. (Company), a Colorado corporation whose address is 102 S. Tejon Street Avenue, Suite 1100, Colorado Springs, CO 80933.

     WHEREAS, Consultant assists companies with Capital Formation, Technology Consulting, Human Resource Management Services and Investor Relations; and,

     WHEREAS, Company wishes to engage the services of Consultant;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

1.	Consultant will assist the Company in connection with its
        business endeavors in the fields of business plan creation and review, strategy consulting, and other such services that are mutually agreed upon by both parties from time to time. This Agreement does not constitute a commitment nor an undertaking on the part of Consultant to internally ensure the successful procurement of financing. As consultants to the Company, Consultant will assist with the following:
(a)	Business Plan Creation: Within 30 days from when Consultant
        receives the necessary information about the Company - which shall include the current business plan, revenue estimates, capital structure, incorporation dates and any other information requested by Consultant - Consultant shall
        provide the Company with a business plan (hereafter "BP") and any relevant sales pieces to utilize in investor presentations. Such documentation is subject to approval by the Company's legal representation before being utilized to obtain investor capital.
(b)	Capital Formation Assistance: Consultant agrees to assist the
        Company with investor presentations and any other related consulting services as needed for a period of 60 days after delivery of the Company's BP. Consultant will act only as consultants and it is the responsibility of the Company and its legal representation to obtain funding from the sale of equity or debt instruments.
(c)	Strategic Relationship Development: Consultant will make
        recommendations as to parties to use for legal and accounting work that meets United States Securities and Exchange
        Commission (hereafter "SEC") requirements and standards. Consultant will also negotiate on behalf of the Company any such terms of payment to legal and accounting parties.

2.	The retention by the Company of Consultant as heretofore
        described shall be for a period of not less than two months from the date hereof in order to provide Consultant a reasonable opportunity to perform its services (as outlined above).
        Following this two month period, this Agreement will automatically renew on a month-to-month basis unless terminated by either party upon 30 day advanced written notice.

3.	Any parties introduced to the Company by Consultant, even if declining participation hereby, shall be deemed a "Protected Party" and thereafter the Company shall not directly deal with the Protected Party without the prior written consent of Consultant.


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4.	In connection with Consultant's activities on the Company's
        behalf, the Company will cooperate with Consultant and will furnish Consultant with all information and data concerning the Company (the "Information"), which Consultant deems appropriate and will provide Consultant with access to the Company's officers, directors, employees, independent accountants, and legal counsel. The Company represents and warrants that all Information made available to Consultant by the Company will, at all times during the period of engagement of Consultant hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided by it to Consultant will have been prepared in good faith and will be based upon assumptions, which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, Consultant may be using and relying on the Information without independent verification thereof by Consultant or independent appraisal by Consultant of any of the Company's assets. Consultant does not assume responsibility for any information regarding the Company. Any recommendations rendered by Consultant pursuant to this Agreement may not be disclosed publicly without our prior written consent.

5.	In consideration of its services pursuant to this Agreement,
        Consultant shall be entitled to receive, and the Company agrees to pay Consultant, consulting fees according to the attached Schedule A, which may change from time to time with ample notice provided to the Company before any changes that may effect the course or charges for services rendered by Consultant.

6.	In addition to the consideration paid as described in Paragraph 5 above, Consultant agrees that it will charge the Company for any added expenses only if such expenses are pre-approved by the Company. The Company agrees to promptly reimburse Consultant, upon request, for all such pre-approved expenses incurred by Consultant (which may include fees and disbursements of counsel, and of other consultants and advisors retained by Consultant) in connection with the matters contemplated by this Agreement.

7.	Either party hereto may terminate this Agreement at any time upon
        30 days' prior written notice, following the initial engagement period as stated in Paragraph 2 without liability or continuing obligation, except as set forth in the following sentence. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect: (i) any compensation earned by Consultant up to the date of termination or completion, as the case may be, (ii) the reimbursement of expenses incurred by Consultant up to the date of termination or completion, as the case may be, (iii) the provisions of Paragraphs 5 through 8 of this Agreement and (iv) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

8.	Should this Agreement be terminated by either party as described in Paragraph 2 and Paragraph 7, Consultant will keep one-twenty-fourth (1/24) of the equity position (including warrants) for each month that Consultant was retained. Consultant agrees that


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        such equity holdings will not fully vest until after two (2)
        years from the date of its issuance. In the case of termination, Consultant agrees to return its stock certificates minus the equity (including warrants) that are to be kept as described above in this paragraph.

9.	The Company agrees to indemnify and hold harmless Consultant against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any and all legal and other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which Consultant is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with Consultant's acting for the Company, including, without limitation, any act or omission by Consultant in connection with its acceptance of or the performance or non-performance of its obligations under this Agreement; provided, however, such indemnity shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense, or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the willful misconduct of Consultant. The Company also agrees that Consultant shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Consultant, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Consultant's willful misconduct.

        These indemnification provisions shall be in addition to any liability which the Company may otherwise have to Consultant or the persons indemnified below in this sentence and shall extend to the following: Consultant, its affiliated entities, directors, officers, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws). All references to Consultant in these indemnification provisions shall be understood to include any and all of the foregoing.

        If any action, suit, proceeding, or investigation is commenced, as to which Consultant proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by Consultant to notify the Company shall not relieve the Company from its obligations hereunder. Consultant shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses, and disbursements of such counsel; and such counsel shall, to extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Consultant made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Consultant, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to Consultant of an unconditional release from all liability in respect of such claim.

10.	The Company understands that to the extent Consultant utilizes any third parties that these third parties constitute the proprietary intellectual property of Consultant. Such contacts, partners and related information represent a substantial value to Consultant that Consultant uses to offer services to clients and retain a competitive advantage in the marketplace. Therefore the Company aggress to work with Consultant, and agrees not to circumvent in any manner, directly or indirectly, Consultant with regard to any third parties, clients or contacts that have been identified by Consultant, or Consultant's clients or contacts. All contacts, discussions and resources with all identified third parties or partners of Consultant shall be conducted by, through or in conjunction with Consultant. Written confirmation identifying an introduction will be provided by Consultant. Company agrees that electronic mail may be used for this purpose. The Company agrees that this non-circumvention clause will remain in effect for a period of not less than 18 months following the termination of this agreement by either party.

11.	The validity and interpretation of this Agreement shall be
        governed by the laws of the State of Colorado applicable to agreements made and to be fully performed therein. The Company irrevocably submits to the jurisdiction of any court of the State of Colorado for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company and (i) hereby irrevocably agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in any such court and (ii) to the extent that the Company has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity. The Company hereby waives, and agrees not to assert in any such suit, action, or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Company is not personally subject to the jurisdiction of any such court, (b) the Company is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to the Company's property or (c) any such suit, action, or proceeding is brought in an inconvenient forum.

12.	The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement shall be binding upon their respective successors and assignees.

13.	For the convenience of the parties hereto, any number of
        counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

14.	Services provided by Consultant to and on behalf of the Company in connection with this Agreement will be suspended forthwith in the event of nonpayment of fees or expenses.

15.	Consultant hereby represents and warrants as follows:
        (a) Consultant is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado, and has the corporate power and is duly authorized to carry on its businesses where and as now conducted and to own, lease, and operate its assets as it now does.

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        (b)     The execution, delivery, and performance by Consultant of
                and the consummation of the transactions contemplated in this Agreement have been duly and validly authorized by the Board of Directors of Consultant, and Consultant represents and warrants that it has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and that no consent or approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Consultant, and no consent or approval of or notice to any other person or entity is required in connection with the execution and delivery by Consultant of or the consummation by Consultant of the transactions contemplated in this Agreement.
        (c) The execution, delivery, and performance of this Agreement by Consultant and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute (i) a breach of any term or provision of this Agreement; (ii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Consultant; (iii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Consultant is a party or by which it or any of its assets are bound; (iv) an event that would permit anyone to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligations of Consultant; or (v) the creation or imposition of any lien, charge, or encumbrance on any of the assets of Consultant.

16.	The Company hereby represents and warrants as follows:
        (a) Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado, and has the corporate power and is duly authorized to carry on its businesses where and as now conducted and to own, lease, and operate its assets as it now does.
        (b) The execution, delivery, and performance by Company of and the consummation of the transactions contemplated in this Agreement have been duly and validly authorized by the Board of Directors of Company, and Company represents and warrants that it has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and that no consent or approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Company, and no consent or approval of or notice to any other person or entity is required in connection with the execution and delivery by Company of or the consummation by Company of the transactions contemplated in this Agreement.
        (c) The execution, delivery, and performance of this Agreement by Company and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute (i) a breach of any term or provision of this Agreement; (ii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Company; (iii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Company is a party or by which it or any of its assets are bound; (iv) an event that would permit anyone to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligations of Company; or (v) the creation or imposition of any lien, charge, or encumbrance on any of the assets of Company.


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17.	In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according its own means and methods of work, shall be in the exclusive charge and control of Consultant and shall not be subject to the control or supervision of the Company, except as to the results of the work. Company acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Company at any specific time, or in any specific place or manner. Payments to Consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.


        All notices and writings, required or given pursuant to this Agreement, shall be signed by the party relying thereon to be sent by prepaid postal mail rates or by facsimile transmission, to a location or number set forth below:

Lexington Barron Technologies, Inc.           Jaime Luis Perez Marquez
------------------------------------          -------------------------
A) Lexington Barron Technologies, Inc.        B) Jaime Luis Perez Marquez
   102 S. Tejon Street Avenue, Suite 1100        Universo 800, Col.
   Colorado Springs, CO  80933                   Jardines del Bosque
   Tel: (719) 381-1728                           Guadalajar, Jal.  44520
   Fax: (435) 203-9028                           Mexico
   Email:                                        Tel:  (303) 265-9815
                                                 Fax: (303) 265-9815
                                                 Email:

In witness whereof the parties have set their hands and seals as of the date first written above.

Lexington Barron Technologies, Inc.	Jaime Luis Perez Marquez
------------------------------------    -------------------------

By: Phillip W. Kilgore                  By: Jaime Luis Perez Marquez


Signature: /s/ Phillip W. Kilgore       Signature: Jaime Luis Perez Marquez
          -----------------------                 -------------------------
Title:   Chief Executive Officer             Title:  Independent Contractor



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                                  SCHEDULE A


A.	Service Fee. The Company will engage Consultant for the services described in this Agreement. The service fee charged to the Company for this service is $15,000.00 (fifteen thousand dollars) and is payable in any mixture of the following forms at Consultant's discretion:

        (i)     By Company check made payable to:  Jaime Luis Perez Marquez;
        (ii)    Money order or cashier's check;
        (iii)   Stock-based compensation

        The Company agrees to pay one thousand one hundred dollars ($1,500.00), which is equivalent to ten percent (10%) of the total fee, as an up front payment. The Company agrees to make such payment within ten (10) days of the signing of this Agreement.

        After forty-five days of the signing of this agreement, the Company agrees to pay the remainder of this fee, or $13,500.00.


B.	Private Placements, Public Offerings, Reviews, Fees and Warrants
        as follows: (i) Consultant shall receive ten percent (10%) of the proceeds raised as a result of its capital formation assistance as described in this Agreement; (ii) Consultant shall receive ten percent (10%) of any funds it helps raise in a public offering and shall receive such payment in the form of common stock.

C.	Jaime Luis Perez Marquez deliverables: Consultant's efforts and services will focus on the following areas:
        (i)     Market research
        (ii)	Business Plan creation
        (iii)	Capital formation consulting
        (iv)    Developing strategic relationships as appropriate and required



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